UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005 (July 27, 2005)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On July 28, 2005, Arkansas Best Corporation (“the Company”) issued a press release announcing that David E. Loeffler, current Senior Vice President, Chief Financial Officer and Treasurer of the Company has announced his retirement effective January 31, 2006. Judy R. McReynolds, 43, current Vice President, Controller will become the Company’s Senior Vice President, Chief Financial Officer and Treasurer on February 1, 2006.
Following is a complete list of the positions Ms. McReynolds has held as an employee of the Company, including her position in February 2006:

June 1997	—	Director of Corporate Accounting
July 1998	—	Controller
January 2000	—	Vice President, Controller
February 2006	—	Senior Vice President, Chief Financial Officer and Treasurer
A copy of the press release is attached as an exhibit to this Report on Form 8-K.
On July 27, 2005, the Arkansas Best Corporation Board of Directors appointed John W. Alden as a member of the Board’s Compensation Committee, replacing Fred A. Allardyce as a member of the Compensation Committee. Mr. Alden was appointed as a member of the Board of Directors on May 12, 2005.
Mr. Allardyce has been a member of the Board of Directors since February 2004 and continues as the Board’s Audit Committee Chairman and Audit Committee Financial Expert.
ITEM 8.01 — OTHER EVENTS
On July 28, 2005, Arkansas Best Corporation issued a press release announcing the Board of Directors approval of a quarterly cash dividend and an increase to its share repurchase program. A copy of the press release is attached as an exhibit to this Report on Form 8-K.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release of Arkansas Best Corporation dated July 28, 2005, regarding the announcement of the January 2006 retirement of Senior Vice President, Chief Financial Officer and Treasurer David E. Loeffler and the February 2006 promotion of Judy R. McReynolds to Senior Vice President, Chief Financial Officer and Treasurer.

99.2	Press release of Arkansas Best Corporation dated July 28, 2005, regarding the Company’s quarterly cash dividend and increase to its share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARKANSAS BEST CORPORATION
(Registrant)

Date:	July 29, 2005	/s/	Richard F. Cooper

Richard F. Cooper,
Senior Vice President – Administration